Enerflex Ltd.

Conflict Minerals Report

Company and Product Overview

The Company

Enerflex deploys and services high-quality sustainable energy infrastructure. The Company's comprehensive portfolio includes compression, processing, cryogenic, and treated water solutions, spanning all phases of a project's lifecycle, from front-end engineering and design to after-market services. Enerflex is optimally positioned to serve its client partners in core markets, enhancing long-term shareholder value through sustainable improvements in efficiency, profitability, and cash flow generation.

Headquartered in Calgary, Alberta, Canada, the Company has operations in 17 countries across North America, Latin America, and the Eastern Hemisphere. With over 700,000 sq. ft. of manufacturing capability in three fabrication facilities across North America, Enerflex delivers high-quality, long-life solutions globally.

Our global 45-year success is built on the foundation of our shared Vision: Transforming Energy for a Sustainable Future, propelled by a long-term strategy anchored in the following foundational pillars: technical excellence in modularized energy solutions; profitable growth achieved through vertically integrated and geographically diverse product offerings; financial strength and discipline; and sustainable returns to shareholders.

Enerflex’s stable Energy Infrastructure (“EI”) business generates steady, recurring revenue. It is through this offering Enerflex owns, operates, and manages critical infrastructure under contract for its client partners’ operations. The Engineered Systems (“ES”) product line is the sale of customized modular natural gas- handling and produced water solutions, enabling removal of natural gas liquids (NGLs), oil processing technology, and treated water applications. After-market Service (“AMS”) includes installation, commissioning, operations and maintenance, and parts sales, along with global support for all product lines. Through its EI and AMS product lines, Enerflex continues to build an increasingly resilient and sustainable business, stabilizing cash flows over the long term and reducing cyclicality in the business.

Enerflex’s expert teams of professionals, industry-certified mechanics and technicians, and tradespeople cover the key disciplines of engineering, design, manufacturing, construction, commissioning, asset maintenance, and service, and are strategically situated across a network of locations globally.

Conflict Minerals Compliance Program - Overview

Enerflex has taken a number of steps to implement a conflict minerals compliance program, including:

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Enerflex has assembled an internal team to support supply chain due diligence.
•
Enerflex has determined that some of the products it manufactures include 3TG materials. These 3TG materials are necessary to the functionality or production of such products.
•
Enerflex is working with its suppliers and has identified many of the smelters or refiners (“SORs”) in its supply chain and plans to take measures intended to increase the supplier response rate for its reasonable country of origin inquiry (“RCOI”) process.
•
Enerflex has compared its RCOI results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).
•
Enerflex reports annually, as required by Rule 13p-1, as implemented through SEC Specialized Disclosure Report on Form SD, on its sourcing due diligence efforts. This Report and the Form SD of which it is a part of are publicly available on our website at www.enerflex.com.

Enerflex’s manufactured products are primarily assembled using components obtained from its suppliers. Enerflex is several tiers removed from mining operations and SORs and has no visibility into the upstream supply chain beyond its direct suppliers. Enerflex thus had to request its suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to Enerflex and, if present, information regarding the sourcing of such 3TG materials.

Information on the presence and sourcing of 3TG materials in the components supplied to Enerflex is collected and stored using an online platform provided by a third party vendor, Source Intelligence. This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether Enerflex’s manufactured products contain 3TG materials necessary to their functionality or production and to perform its RCOI.

In an effort to increase awareness among Enerflex’s suppliers of its conflict minerals compliance program, as well as the applicable SEC regulations and related frequently asked questions concerning conflict minerals compliance, Source Intelligence introduced each of Enerflex’s identified suppliers to the Conflict Minerals Supplier Resource Center maintained by Source Intelligence on its website. Enerflex undertook this step as an elevated tool to facilitate a deeper understanding of its conflict minerals program and why Enerflex is requesting information from them.

Conflict Minerals Compliance Program - Description

The U.S. Securities and Exchange Commission (SEC) Final Conflict Minerals Rule (1) (SEC Final Rule) requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a RCOI to determine whether or not there is reason to believe that 3TG, also referred to as conflict minerals, from the Democratic Republic of Congo or adjoining countries, are present in the company’s products; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities (SORs) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance (2)) to meet the SEC regulatory requirements. The sections below describe Source Intelligence’s approach to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed in concert with Enerflex’s internal regulatory compliance program activities.

(1) Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.

(2) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

SEC Final Rule Applicability Determination

The first step in SEC Final Rule compliance is examining rule applicability to a given organization’s activities. According to the Final Rule, there are four decision criteria: (1) whether the organization files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act; (2) whether the organization manufactures or contracts to manufacture products; (3) whether conflict minerals are “necessary to the functionality” or “necessary to the production” of such products and (4) whether the necessary conflict minerals were outside the supply chain prior to January 31, 2013.(3)

Enerflex determined that the SEC Final Rule applies to it based on the above criteria, and it engaged Source Intelligence to assist it with the RCOI process.

Reasonable Country of Origin Inquiry

Enerflex provided to Source Intelligence a list of Tier 1 suppliers believed to be in-scope for regulatory purposes based on Enerflex’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG materials in the products supplied to Enerflex.

The RCOI began with an introduction email from Enerflex to suppliers describing the Conflict Minerals Compliance Program (CMCP) requirements and identifying Source Intelligence as a partner in the process. Following that introduction email, Source Intelligence sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

Enerflex provided Source Intelligence with at least one method of contact for each Tier 1 supplier designated by Enerflex as in-scope (email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication. Following the initial introductions to the program and information request, up to 5 reminder emails were sent to each non-responsive supplier requesting survey completion.

Prior to being asked to provide conflict minerals data, the identified suppliers were asked a series of questions to determine whether the products they supply to Enerflex contain 3TG materials which are necessary to the functionality or production, whether Enerflex influences the design of such products, and whether the products were supplied to Enerflex during the 2024 reporting year. This information was used to further define which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information.

To complete the RCOI, Source Intelligence engaged the suppliers determined to be in scope, to collect information about the presence and sourcing of 3TG materials used in the products and components supplied to Enerflex, with the ultimate goal of identifying the SORs and associated mine countries of origin. The program utilized the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (“CMRT”). Only CMRT’s version 6.4 or higher were accepted. Suppliers were offered two options to submit the required information, either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. In certain cases, if a supplier was unable to complete on the platform, Enerflex or Source Intelligence uploaded the CMRT on their behalf.

Enerflex chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers who had already performed a RCOI through the use of the CMRT had the option to upload this document into the Source Intelligence system or to provide this information in the online survey version.

Suppliers were requested to provide an electronic signature before submitting their data to Enerflex to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data.

(3) Conflict minerals are considered “outside the supply chain” if they were smelted or refined or were outside of a covered country prior to January 31, 2013.

New Information Cut-off

In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of April 11, 2025 to provide information about the metal processors present in their supply chains for the 2024 reporting year.

Quality Assurance

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the Source Intelligence platform on a bi-weekly basis up to 3 contacts.

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One or more SORs were listed for an unused metal;
•
SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor (4) ;
•
Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region;
•
Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
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Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;
•
Supplier indicated they have not provided all applicable SOR information received; and
•
Supplier indicated 100% of the 3TG materials for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

(4) Source Intelligence maintains a smelter/refiner database to document which companies are known metal processors (i.e., verified), which companies are exclusive recyclers, mine country of origin information, and DRC conflict-free certification status. Source Intelligence collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified smelters/refiners are flagged and suppliers are asked for further clarification.

RCOI Results

A total of 658 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 22%. Of these responding suppliers, 34% indicated one or more of the regulated metals as necessary to the functionality or production of one or more products supplied during 2024. Source Intelligence provided Enerflex a RY 2024 CMCP Data Summary with detailed information regarding the smelters/refiners reported to be in Enerflex’s supply chain and the associated mine countries of origin. Based on Source Intelligence’s smelter/refiner database, and as shown in the CMCP Data Summary, there was an indication of DRC sourcing or location in the DRC for 49 out of 368 verified smelters/refiners (5).

Source Intelligence Due Diligence Process

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. Source Intelligence has become an official vendor member of the Responsible Minerals Initiative (RMI) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides Source Intelligence access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR is not certified by these internationally-recognized schemes, Source Intelligence attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by Source Intelligence to SORs to gather information on mine country of origin and sourcing practices.

A list of Enerflex’s SORs with indications of RMI Country Risk Levels along with certification statuses was provided in the Source Intelligence RY 2024 CMCP Data Summary. Table 1 lists those SORs according to the 3TG metal they produce, showing the country where each one is located, its RMI Smelter ID, and its Conflict-Free Certifications (if any). Table 2 summarizes the possible countries of origin of the 3TG materials in Enerflex’s supply chain.

(5) The information in the smelter/refiner database begins with supplier-provided information (CMRT data); Source Intelligence then performs additional research (internet, industry and government associations) and outreach (email and telephone) directly with these companies to confirm the data provided via CMRTs. The Source Intelligence Smelter Verification and Outreach Process includes research in an attempt to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted for those entities who are not conflict-free certified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

ENERFLEX LTD.

By: /s/ Joe Ladouceur

Joe Ladouceur
Chief Financial Officer (Interim)

TABLE 1

Smelter/Refiner Disclosure

Set forth below are the known SORs that may have processed the 3TG materials present in our manufactured products. The Company’s efforts to determine the mine or location of origin of these 3TG materials are described above in this Conflict Minerals Report.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	8853 S.p.A.	CID002763	ITALY	RJC
Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA	LBMA
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	RMAP
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	RMAP
Gold	African Gold Refinery	CID003185	UGANDA
Gold	Agosi AG	CID000035	GERMANY	LBMA, RJC, RMAP
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES	RJC
Gold	Albino Mountinho Lda.	CID002760	PORTUGAL
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	LBMA, RJC, RMAP
Gold	ASAHI METALFINE, Inc.	CID000082	JAPAN	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	LBMA, RMAP
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Attero Recycling Pvt Ltd	CID004697	INDIA
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	CID003461	INDIA
Gold	Aurubis AG	CID000113	GERMANY	LBMA, RMAP
Gold	Bangalore Refinery	CID002863	INDIA	RMAP - Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	LBMA, RMAP
Gold	Boliden Ronnskar	CID000157	SWEDEN	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	LBMA, RJC, RMAP
Gold	Caridad	CID000180	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND	RJC

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
Gold	Chimet S.p.A.	CID000233	ITALY	LBMA, RMAP
Gold	Chugai Mining	CID000264	JAPAN	RMAP
Gold	Coimpa Industrial LTDA	CID004010	BRAZIL	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CID003663	CHINA	LBMA
Gold	Dowa	CID000401	JAPAN	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	RMAP
Gold	Elite Industech Co., Ltd.	CID004755	CHINA	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	CID005006	RWANDA
Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF	RMAP
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Gold by Gold Colombia	CID003641	COLOMBIA	RMAP
Gold	Gold Coast Refinery	CID003186	GHANA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	LBMA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY	LBMA, RJC, RMAP
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	LBMA, RJC, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Rustenburg Smelter	CID004610	SOUTH AFRICA	RMAP
Gold	Inca One (Chala One Plant)	CID004704	PERU
Gold	Inca One (Koricancha Plant)	CID004705	PERU
Gold	Industrial Refining Company	CID002587	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	LBMA, RMAP
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	LBMA, RMAP
Gold	Istanbul Gold Refinery	CID000814	TURKEY	LBMA, RMAP
Gold	Italpreziosi	CID002765	ITALY	RJC, RMAP
Gold	JALAN & Company	CID002893	INDIA
Gold	Japan Mint	CID000823	JAPAN	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	CID000937	JAPAN	LBMA, RMAP
Gold	K.A. Rasmussen	CID003497	NORWAY
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc	CID000957	KAZAKHSTAN	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	RMAP
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	RMAP
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	RMAP
Gold	Kundan Care Products Ltd.	CID003463	INDIA
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	LBMA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF	LBMA, RMAP
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Marsam Metals	CID002606	BRAZIL

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Materion	CID001113	UNITED STATES OF AMERICA	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	LBMA, RMAP
Gold	MD Overseas	CID003548	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	RJC, RMAP
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	LBMA, RMAP
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014	PERU	RMAP - Active
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	LBMA, RMAP
Gold	MKS PAMP SA	CID001352	SWITZERLAND	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	LBMA, RMAP
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	LBMA, RMAP
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF	RMAP
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	LBMA, RMAP
Gold	NOBLE METAL SERVICES	CID003690	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA	RJC, RMAP - Active
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	LBMA, RMAP
Gold	PX Precinox S.A.	CID001498	SWITZERLAND	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS	RMAP
Gold	Royal Canadian Mint	CID001534	CANADA	LBMA, RMAP
Gold	SAAMP	CID002761	FRANCE	RJC
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	CID002973	ITALY	RJC
Gold	SAFINA A.S.	CID002290	CZECHIA	RMAP
Gold	Sai Refinery	CID002853	INDIA
Gold	SAM Precious Metals FZ-LLC	CID003666	UNITED ARAB EMIRATES	RJC
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	LBMA, RJC, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA	LBMA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA	LBMA, RMAP
Gold	Sovereign Metals	CID003383	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	RMAP
Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	CID002580	ITALY	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	INDIA	RMAP - Active
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	LBMA, RMAP
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	RMAP
Gold	Valcambi S.A.	CID002003	SWITZERLAND	LBMA, RJC, RMAP
Gold	WEEEREFINING	CID003615	FRANCE	RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA	LBMA, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	RJC, RMAP
Gold	Yamakin Co., Ltd.	CID002100	JAPAN	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	LBMA, RMAP
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	CHINA	LBMA, RMAP
Tantalum	5D Production OU	CID003926	ESTONIA
Tantalum	AMG Brasil	CID001076	BRAZIL	RMAP
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	RMAP
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tantalum	KEMET de Mexico	CID002539	MEXICO	RMAP
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	RMAP
Tantalum	NPM Silmet AS	CID001200	ESTONIA	RMAP
Tantalum	PowerX Ltd.	CID004054	RWANDA	RMAP
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND	RMAP
Tantalum	TANIOBIS GmbH	CID002545	GERMANY	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	RMAP
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	CHINA	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	RMAP
Tin	Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
Tin	Aurubis Beerse	CID002773	BELGIUM	RMAP
Tin	Aurubis Berango	CID002774	SPAIN	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	CHINA	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL	RMAP
Tin	CRM Synergies	CID003524	SPAIN	RMAP
Tin	CV Ayi Jaya	CID002570	INDONESIA	RMAP
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA	RMAP
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	CHINA	RMAP - Active

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
Tin	Dowa	CID000402	JAPAN	RMAP
Tin	DS Myanmar	CID003831	MYANMAR	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	Fenix Metals	CID000468	POLAND	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA	RMAP
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	CHINA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	RMAP
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL	RMAP - Active
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	RMAP
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL	RMAP
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE	RMAP
Tin	Minsur	CID001182	PERU	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	RMAP
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Novosibirsk Tin Combine	CID001305	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Tin	P Kay Metal, Inc	CID005189	UNITED STATES OF AMERICA	RMAP - Active
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA	RMAP
Tin	PT Arsed Indonesia	CID005067	INDONESIA	RMAP
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	RMAP
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA	RMAP
Tin	PT Bangka Prima Tin	CID002776	INDONESIA	RMAP
Tin	PT Bangka Serumpun	CID003205	INDONESIA	RMAP
Tin	PT Bangka Tin Industry	CID001419	INDONESIA	RMAP
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA	RMAP
Tin	PT Bukit Timah	CID001428	INDONESIA	RMAP
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA	RMAP
Tin	PT Masbro Alam Stania	CID003380	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA	RMAP
Tin	PT Mitra Graha Raya	CID004685	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA	RMAP
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA	RMAP
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA	RMAP
Tin	PT Prima Timah Utama	CID001458	INDONESIA	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA	RMAP
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA	RMAP
Tin	PT Rajehan Ariq	CID002593	INDONESIA	RMAP
Tin	PT Refined Bangka Tin	CID001460	INDONESIA	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	RMAP
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA	RMAP
Tin	PT Timah Nusantara	CID001486	INDONESIA	RMAP
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA	RMAP
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA	RMAP
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	RMAP
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA	RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL	RMAP
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	INDIA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA	RMAP
Tin	Super Ligas	CID002756	BRAZIL	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN	RMAP
Tin	Thaisarco	CID001898	THAILAND	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA	RMAP
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	RMAP
Tin	Woodcross Smelting Company Limited	CID004724	UGANDA	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN	RMAP
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM	RMAP
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	RMAP
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA	RMAP
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	RMAP
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	RMAP
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017	LAO PEOPLE'S DEMOCRATIC REPUBLIC	RMAP - Active
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA	RMAP
Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA	RMAP
Tungsten	LLC Vostok	CID003643	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	RMAP
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM	RMAP
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	VIET NAM
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	RMAP
Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	PHILIPPINES	RMAP
Tungsten	Philippine Carreytech Metal Corp.	CID004438	PHILIPPINES	RMAP - Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES	RMAP
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	RMAP
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA

TABLE 2

Countries of Origin

Metal	Country of Origin	Metal	Country of Origin

Gold	ARGENTINA	Gold	KOREA, REPUBLIC OF
Gold	ARMENIA	Gold	KYRGYZSTAN
Gold	AUSTRALIA	Gold	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Gold	AUSTRIA	Gold	LUXEMBOURG
Gold	BELGIUM	Gold	MADAGASCAR
Gold	BERMUDA	Gold	MALAYSIA
Gold	BOLIVIA (PLURINATIONAL STATE OF)	Gold	MALI
Gold	BRAZIL	Gold	MEXICO
Gold	BURUNDI	Gold	MONGOLIA
Gold	CAMBODIA	Gold	MOZAMBIQUE
Gold	CANADA	Gold	MYANMAR
Gold	CHILE	Gold	NAMIBIA
Gold	CHINA	Gold	NETHERLANDS
Gold	COLOMBIA	Gold	NEW ZEALAND
Gold	CONGO	Gold	NIGER
Gold	CONGO, DEMOCRATIC REPUBLIC OF THE	Gold	NIGERIA
Gold	COTE D'IVOIRE	Gold	No known country of origin.
Gold	CZECHIA	Gold	PAPUA NEW GUINEA
Gold	DJIBOUTI	Gold	PERU
Gold	ECUADOR	Gold	PHILIPPINES
Gold	EGYPT	Gold	POLAND
Gold	ESTONIA	Gold	PORTUGAL
Gold	ETHIOPIA	Gold	Recycle/Scrap
Gold	FINLAND	Gold	RUSSIAN FEDERATION
Gold	FRANCE	Gold	RWANDA
Gold	GERMANY	Gold	SAUDI ARABIA
Gold	GHANA	Gold	SIERRA LEONE
Gold	GUINEA	Gold	SINGAPORE
Gold	GUYANA	Gold	SLOVAKIA
Gold	HONG KONG	Gold	SOUTH AFRICA
Gold	HUNGARY	Gold	SPAIN
Gold	INDIA	Gold	SURINAME
Gold	INDONESIA	Gold	SWEDEN
Gold	IRELAND	Gold	SWITZERLAND
Gold	ISRAEL	Gold	TAIWAN, PROVINCE OF CHINA
Gold	ITALY	Gold	TAJIKISTAN
Gold	JAPAN	Gold	TANZANIA, UNITED REPUBLIC OF
Gold	JERSEY	Gold	THAILAND
Gold	KAZAKHSTAN	Gold	TURKEY

Metal	Country of Origin	Metal	Country of Origin

Gold	UNITED ARAB EMIRATES	Tantalum	ISRAEL
Gold	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Tantalum	ITALY
Gold	UNITED STATES OF AMERICA	Tantalum	JAPAN
Gold	UZBEKISTAN	Tantalum	JERSEY
Gold	VIET NAM	Tantalum	KAZAKHSTAN
Gold	ZAMBIA	Tantalum	KENYA
Gold	ZIMBABWE	Tantalum	KOREA, REPUBLIC OF
Tantalum	ANGOLA	Tantalum	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tantalum	ARGENTINA	Tantalum	LUXEMBOURG
Tantalum	AUSTRALIA	Tantalum	MADAGASCAR
Tantalum	AUSTRIA	Tantalum	MALAYSIA
Tantalum	BELARUS	Tantalum	MALI
Tantalum	BELGIUM	Tantalum	MEXICO
Tantalum	BOLIVIA (PLURINATIONAL STATE OF)	Tantalum	MONGOLIA
Tantalum	BRAZIL	Tantalum	MOZAMBIQUE
Tantalum	BURUNDI	Tantalum	MYANMAR
Tantalum	CAMBODIA	Tantalum	NAMIBIA
Tantalum	CANADA	Tantalum	NETHERLANDS
Tantalum	CENTRAL AFRICAN REPUBLIC	Tantalum	NIGER
Tantalum	CHILE	Tantalum	NIGERIA
Tantalum	CHINA	Tantalum	No known country of origin.
Tantalum	COLOMBIA	Tantalum	PERU
Tantalum	CONGO	Tantalum	PHILIPPINES
Tantalum	CONGO, DEMOCRATIC REPUBLIC OF THE	Tantalum	POLAND
Tantalum	COTE D'IVOIRE	Tantalum	PORTUGAL
Tantalum	CZECHIA	Tantalum	Recycle/Scrap
Tantalum	DJIBOUTI	Tantalum	RUSSIAN FEDERATION
Tantalum	ECUADOR	Tantalum	RWANDA
Tantalum	EGYPT	Tantalum	SIERRA LEONE
Tantalum	ESTONIA	Tantalum	SINGAPORE
Tantalum	ETHIOPIA	Tantalum	SLOVAKIA
Tantalum	FRANCE	Tantalum	SOUTH AFRICA
Tantalum	GERMANY	Tantalum	SOUTH SUDAN
Tantalum	GHANA	Tantalum	SPAIN
Tantalum	GUINEA	Tantalum	SURINAME
Tantalum	GUYANA	Tantalum	SWITZERLAND
Tantalum	HUNGARY	Tantalum	TAIWAN, PROVINCE OF CHINA
Tantalum	INDIA	Tantalum	TANZANIA, UNITED REPUBLIC OF
Tantalum	INDONESIA	Tantalum	THAILAND
Tantalum	IRELAND	Tantalum	UGANDA

Metal	Country of Origin	Metal	Country of Origin

Tantalum	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Tin	KAZAKHSTAN
Tantalum	UNITED STATES OF AMERICA	Tin	KENYA
Tantalum	VIET NAM	Tin	KOREA, REPUBLIC OF
Tantalum	ZAMBIA	Tin	KYRGYZSTAN
Tantalum	ZIMBABWE	Tin	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tin	ANGOLA	Tin	LUXEMBOURG
Tin	ARGENTINA	Tin	MADAGASCAR
Tin	ARMENIA	Tin	MALAYSIA
Tin	AUSTRALIA	Tin	MEXICO
Tin	AUSTRIA	Tin	MONGOLIA
Tin	BELGIUM	Tin	MOROCCO
Tin	BOLIVIA (PLURINATIONAL STATE OF)	Tin	MOZAMBIQUE
Tin	BRAZIL	Tin	MYANMAR
Tin	BURUNDI	Tin	NAMIBIA
Tin	CAMBODIA	Tin	NETHERLANDS
Tin	CANADA	Tin	NIGER
Tin	CENTRAL AFRICAN REPUBLIC	Tin	NIGERIA
Tin	CHILE	Tin	No known country of origin.
Tin	CHINA	Tin	PAPUA NEW GUINEA
Tin	COLOMBIA	Tin	PERU
Tin	CONGO	Tin	PHILIPPINES
Tin	CONGO, DEMOCRATIC REPUBLIC OF THE	Tin	POLAND
Tin	COTE D'IVOIRE	Tin	PORTUGAL
Tin	CZECHIA	Tin	Recycle/Scrap
Tin	DJIBOUTI	Tin	RUSSIAN FEDERATION
Tin	ECUADOR	Tin	RWANDA
Tin	EGYPT	Tin	SIERRA LEONE
Tin	ESTONIA	Tin	SINGAPORE
Tin	ETHIOPIA	Tin	SLOVAKIA
Tin	FRANCE	Tin	SOUTH AFRICA
Tin	GERMANY	Tin	SOUTH SUDAN
Tin	GUYANA	Tin	SPAIN
Tin	HONG KONG	Tin	SURINAME
Tin	HUNGARY	Tin	SWEDEN
Tin	INDIA	Tin	SWITZERLAND
Tin	INDONESIA	Tin	TAIWAN, PROVINCE OF CHINA
Tin	IRELAND	Tin	TANZANIA, UNITED REPUBLIC OF
Tin	ISRAEL	Tin	THAILAND
Tin	JAPAN	Tin	TURKEY
Tin	JERSEY	Tin	UGANDA

Metal	Country of Origin	Metal	Country of Origin

Tin	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Tungsten	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tin	UNITED STATES OF AMERICA	Tungsten	LUXEMBOURG
Tin	UZBEKISTAN	Tungsten	MADAGASCAR
Tin	VIET NAM	Tungsten	MALAYSIA
Tin	ZAMBIA	Tungsten	MEXICO
Tin	ZIMBABWE	Tungsten	MONGOLIA
Tungsten	ANGOLA	Tungsten	MOZAMBIQUE
Tungsten	ARGENTINA	Tungsten	MYANMAR
Tungsten	AUSTRALIA	Tungsten	NAMIBIA
Tungsten	AUSTRIA	Tungsten	NETHERLANDS
Tungsten	BELGIUM	Tungsten	NIGER
Tungsten	BOLIVIA (PLURINATIONAL STATE OF)	Tungsten	NIGERIA
Tungsten	BRAZIL	Tungsten	No known country of origin.
Tungsten	BURUNDI	Tungsten	PAPUA NEW GUINEA
Tungsten	CAMBODIA	Tungsten	PERU
Tungsten	CANADA	Tungsten	PHILIPPINES
Tungsten	CENTRAL AFRICAN REPUBLIC	Tungsten	PORTUGAL
Tungsten	CHILE	Tungsten	Recycle/Scrap
Tungsten	CHINA	Tungsten	RUSSIAN FEDERATION
Tungsten	COLOMBIA	Tungsten	RWANDA
Tungsten	CONGO	Tungsten	SIERRA LEONE
Tungsten	CONGO, DEMOCRATIC REPUBLIC OF THE	Tungsten	SINGAPORE
Tungsten	COTE D'IVOIRE	Tungsten	SLOVAKIA
Tungsten	CZECHIA	Tungsten	SOUTH AFRICA
Tungsten	DJIBOUTI	Tungsten	SOUTH SUDAN
Tungsten	ECUADOR	Tungsten	SPAIN
Tungsten	EGYPT	Tungsten	SURINAME
Tungsten	ESTONIA	Tungsten	SWITZERLAND
Tungsten	ETHIOPIA	Tungsten	TAIWAN, PROVINCE OF CHINA
Tungsten	FRANCE	Tungsten	TANZANIA, UNITED REPUBLIC OF
Tungsten	GERMANY	Tungsten	THAILAND
Tungsten	GUINEA	Tungsten	UGANDA
Tungsten	GUYANA	Tungsten	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	HUNGARY	Tungsten	UNITED STATES OF AMERICA
Tungsten	INDIA	Tungsten	VIET NAM
Tungsten	INDONESIA	Tungsten	ZAMBIA
Tungsten	IRELAND	Tungsten	ZIMBABWE
Tungsten	ISRAEL
Tungsten	JAPAN
Tungsten	KAZAKHSTAN
Tungsten	KOREA, REPUBLIC OF

Independent Private Sector Audit

We have determined that a private sector audit is not required under Rule 13p-1 for 2024.